NUVEEN INVESTMENT TRUST II

MANAGEMENT AGREEMENT

SCHEDULE A

AMENDED AS OF DECEMBER 19, 2008

The Funds of the Trust currently subject to this Agreement and the effective date of each are as follows:

FUND	EFFECTIVE DATE	TERM
Nuveen Rittenhouse Growth Fund	August 1, 2008	Until August 1, 2009

Nuveen Santa Barbara Growth Fund	August 1, 2008	Until August 1, 2009

Nuveen Santa Barbara Growth Opportunities Fund	August 1, 2008	Until August 1, 2009

Nuveen Santa Barbara Dividend Growth Fund	August 1, 2008	Until August 1, 2009

Nuveen Symphony All-Cap Core Fund	August 1, 2008	Until August 1, 2009

Nuveen Symphony Large-Cap Value Fund	August 1, 2008	Until August 1, 2009

Nuveen Symphony Small-Mid Cap Core Fund	August 1, 2008	Until August 1, 2009

Nuveen Symphony Mid-Cap Core Fund	August 1, 2008	Until August 1, 2009

Nuveen Symphony Large-Cap Growth Fund	August 1, 2008	Until August 1, 2009

Nuveen Tradewinds Global Resources Fund	August 1, 2008	Until August 1, 2009

Nuveen Symphony Optimized Alpha Fund	August 1, 2008	Until August 1, 2009

Nuveen Tradewinds International Value Fund	August 1, 2008	Until August 1, 2009

Nuveen Tradewinds Global All-Cap Fund	August 1, 2008	Until August 1, 2009

Nuveen Rittenhouse Strategic Growth Fund	November 30, 2007	Until August 1, 2009

Nuveen Rittenhouse Mid-Cap Growth Fund	November 30, 2007	Until August 1, 2009

Nuveen Symphony International Equity Fund	May 30, 2008	Until August 1, 2009

Nuveen Santa Barbara EcoLogic Equity Fund	December 29, 2008	Until August 1, 2010

Nuveen Santa Barbara Growth Plus Fund	December 30, 2008	Until August 1, 2010

Nuveen Tradewinds Global All-Cap Plus Fund	December 30, 2008	Until August 1, 2010

Nuveen Tradewinds Emerging Markets Fund	December 29, 2008	Until August 1, 2010

Nuveen Tradewinds Japan Fund	December 29, 2008	Until August 1, 2010

NUVEEN INVESTMENT TRUST II

MANAGEMENT AGREEMENT

SCHEDULE B

AMENDED AS OF DECEMBER 19, 2008

a.	Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to the average daily net assets of the Fund: Each Fund’s Management Fee will equal the sum of a Fund-Level Fee and a Complex-Level Fee. Certain Funds are subject to expense limitations as described in this Schedule.

b.	The Fund-Level Fee for each Fund shall be computed by applying the following annual rate to the average total daily net assets of the Fund:

Average Total Daily Net Assets	Rate	Rate	Rate	Rate
	Nuveen Rittenhouse Growth Fund	Nuveen Santa Barbara Growth Fund	Nuveen Santa Barbara Growth Opportunities Fund	Nuveen Santa Barbara Dividend Growth Fund
For the first $125 million	.6500%	.7000%	.8000%	.6000%
For the next $125 million	.6375%	.6875%	.7875%	.5875%
For the next $250 million	.6250%	.6750%	.7750%	.5750%
For the next $500 million	.6125%	.6625%	.7625%	.5625%
For the next $1 billion	.6000%	.6500%	.7500%	.5500%
Over $2 billion	.5750%	.6250%	.7250%	.5250%

Average Total Daily Net Assets	Rate	Rate	Rate	Rate
	Nuveen Symphony All-Cap Core Fund	Nuveen Symphony Mid-Cap Core Fund	Nuveen Symphony Small-Mid Cap Core Fund	Nuveen Symphony Large-Cap Value Fund
For the first $125 million	.7000%	.7000%	.8000%	.6000%
For the next $125 million	.6875%	.6875%	.7875%	.5875%
For the next $250 million	.6750%	.6750%	.7750%	.5750%
For the next $500 million	.6625%	.6625%	.7625%	.5625%
For the next $1 billion	.6500%	.6500%	.7500%	.5500%
Over $2 billion	.6250%	.6250%	.7250%	.5250%

Average Total Daily Net Assets	Rate	Rate	Rate	Rate
	Nuveen Tradewinds Global Resources Fund	Nuveen Symphony Large-Cap Growth Fund	Nuveen Symphony Optimized Alpha Fund	Nuveen Tradewinds Global All-Cap Fund
For the first $125 million	.8000%	.6500%	.7500%	.7500%
For the next $125 million	.7875%	.6375%	.7375%	.7375%
For the next $250 million	.7750%	.6250%	.7250%	.7250%
For the next $500 million	.7625%	.6125%	.7125%	.7125%
For the next $1 billion	.7500%	.6000%	.7000%	.7000%
Over $2 billion	.7250%	.5750%	.6750%	.6750%

Average Total Daily Net Assets	Rate	Rate	Rate	Rate
	Nuveen Tradewinds International Value Fund	Nuveen Rittenhouse Strategic Growth Fund	Nuveen Rittenhouse Mid-Cap Growth Fund	Nuveen Symphony International Equity Fund
For the first $125 million	.8500%	.5900%	.6400%	.6800%
For the next $125 million	.8375%	.5775%	.6275%	.6625%
For the next $250 million	.8250%	.5650%	.6150%	.6550%
For the next $500 million	.8125%	.5525%	.6025%	.6425%
For the next $1 billion	.8000%	.5400%	.5900%	.6300%
Over $2 billion	.7750%	.5150%	.5650%	.6150%

Average Total Daily Net Assets	Rate	Rate	Rate	Rate	Rate
	Nuveen Tradewinds Emerging Markets Fund	Nuveen Tradewinds Japan Fund	Nuveen Tradewinds Global All-Cap Plus Fund	Nuveen Santa Barbara Growth Plus Fund	Nuveen Santa Barbara EcoLogic Equity Fund
For the first $125 million	1.0400%	.7900%	1.0500%	.9000%	.6000%
For the next $125 million	1.0225%	.7725%	1.0325%	.8825%	.5825%
For the next $250 million	1.0150%	.7650%	1.0250%	.8750%	.5750%
For the next $500 million	1.0025%	.7525%	1.0125%	.8625%	.5625%
For the next $1 billion	.9900%	.7400%	1.0000%	.8500%	.5500%
Over $2 billion	.9750%	.7250%	.9850%	.8350%	.5350%

c.	Nuveen Asset Management will waive fees and reimburse expenses in order to prevent total annual fund operating expenses (excluding 12b-1 distribution and service fees, interest expenses, taxes, fees incurred in acquiring and disposing of portfolio securities, dividend and enhanced custody expenses on securities sold short and extraordinary expenses) from exceeding the percentage of the average daily net assets of any class of fund shares of each Fund as shown on the table below, subject in all cases to possible further reductions as a result of reductions in the complex-level fee component of the management fee.

Fund	Permanent Expense Cap as a percentage of the average daily net assets of any class of the Fund
Nuveen Tradewinds Global All-Cap Fund	1.55%
Nuveen Santa Barbara Growth Opportunities Fund	1.50%
Nuveen Santa Barbara Growth Fund	1.40%
Nuveen Santa Barbara Dividend Growth Fund	1.30%
Nuveen Symphony All-Cap Core Fund	1.40%
Nuveen Symphony Mid-Cap Core Fund	1.40%
Nuveen Symphony Small/Mid-Cap Core Fund	1.50%
Nuveen Symphony Large-Cap Value Fund	1.30%
Nuveen Tradewinds Global Resources Fund	1.60%
Nuveen Symphony Large-Cap Growth Fund	1.35%
Nuveen Symphony Optimized Alpha Fund	1.45%
Nuveen Rittenhouse Strategic Growth Fund	1.29%
Nuveen Rittenhouse Strategic Mid-Cap Growth Fund	1.34%
Nuveen Symphony International Equity Fund	1.38%
Nuveen Tradewinds Emerging Markets Fund	1.85%
Nuveen Tradewinds Japan Fund	1.50%
Nuveen Tradewinds Global All-Cap Plus Fund	1.85%
Nuveen Santa Barbara EcoLogic Equity Fund	1.25%
Nuveen Santa Barbara Growth Plus Fund	1.60%

d.	The Complex-Level Fee shall be calculated by reference to the daily net assets of the Eligible Funds, as defined in section 2 below (with such daily net assets to include, in the case of Eligible whose advisory fees are calculated by reference to net assets that include net assets attributable to preferred stock issued by or borrowings by such Eligible Funds, such leveraging net assets, but to exclude, in the case of Eligible Funds that invest in other Eligible Funds (“Funds of Funds”), net assets of Funds of Funds attributable to investments in Eligible Funds) (“Complex-Level Assets”), pursuant to the following annual fee schedule:

Complex-Level Asset Breakpoint Level ($ million)	Effective Rate at Breakpoint Level (%)

55,000	0.2000
56,000	0.1996
57,000	0.1989
60,000	0.1961
63,000	0.1931
66,000	0.1900
71,000	0.1851
76,000	0.1806
80,000	0.1773
91,000	0.1691
125,000	0.1599
200,000	0.1505
250,000	0.1469
300,000	0.1445

e.	“Eligible Funds”, for purposes of the Agreement as so amended, shall mean all Nuveen-branded closed-end and open-end registered investment companies organized in the United States. Any open-end or closed-end funds that subsequently become part of the Nuveen complex because either (a) Nuveen Investments, Inc. or its affiliates acquire the investment adviser to such funds (or the advisor’s parent), or (b) Nuveen Investments, Inc. or its affiliates acquire the fund’s adviser’s rights under the management agreement for such fund, will be evaluated by both Nuveen management and the Nuveen Funds’ Board, on a case-by-case basis, as to whether or not these acquired funds would be included in the Nuveen complex of Eligible Funds and, if so, whether there would be a basis for any adjustments to the complex-level breakpoints.

(SIGNATURE PAGE FOLLOWS)

Dated: December 19, 2008

NUVEEN INVESTMENT TRUST II

ATTEST	BY:	/S/ KEVIN J. MCCARTHY
Vice President

/s/ Virginia O’Neal
NUVEEN ASSET MANAGEMENT

ATTEST	BY:	/S/ GIFFORD R. ZIMMERMAN
Managing Director

/s/ Christopher M. Rohrbacher